U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2008

DYNAMIC RESPONSE GROUP, INC

(Exact name of registrant as specified in charter)

Florida	000-28201	52-2369185
(State or jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer identification No.)

4770 Biscayne Boulevard, Suite 780, Miami, FL	33179
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-576-6889

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and restates in its entirety our Form 8-K originally filed with the Securities and Exchange Commission on December 12, 2008, in order to correct and clarify disclosures made in Item 5.01 (Changes in Control of Registrant).

The security ownership section of Item 5.01 contains a table detailing the number of shares of common stock beneficially owned by (i) each person known to the Company who owns or controls more than 5% of the outstanding common stock; (ii) each officer and director; and (iii) officers and directors of the Company as a group. The table under the heading “Common Stock” (the “Common Stock Table”) as filed in our Form 8-K on December 12, 2008, contained an error regarding the number and percent of shares beneficially owned by Reno R. Rolle. The Common Stock Table and corresponding Footnote 3 have been amended to correct the error.

We have also amended the text of Item 5.01, the Common Stock Table and corresponding Footnotes 1 and 2 to clarify the common stock ownership of Melissa K. Rice and Patrice Kawas and added a table and third section titled “Voting Control” to clarify the voting control and rights held by the holders of our preferred stock voting together with the beneficial holders of our common stock.

This Amendment does not reflect events occurring after the filing of our initial 8-K on December 12, 2008, nor does it modify or update those disclosures in any way, except as required to reflect the effects of the above-described corrections and clarifications.

Item 3.02	Unregistered Sales of Equity Securities

On December 10, 2008, the Company authorized the issuance of an aggregate of 8,300,749 shares of its Series A Preferred Stock to Patrice Kawas, an employee, and to Melissa K. Rice, the Company’s Chief Executive Officer and a director of the Company. Each share of the Series A Preferred Stock carries twelve votes on matters submitted to shareholders for voting purposes and is convertible into twelve shares of the Company’s common stock at such time as the Company files an amendment to its articles of incorporation to increase its authorized capital and make available a sufficient number of authorized but unissued and unreserved shares of common stock to permit all then outstanding shares of Series A Preferred Stock to be converted.

Of the 8.3 million shares, 3,848,416 were issued to an employee upon conversion of accrued compensation in the amount of $230,905 and the balance of 4,452,333 shares were issued to Melissa K. Rice upon conversion of advances made to the Company and accrued compensation pursuant to her employment agreement with the Company in the amount of $244,640, as well as consideration for the Company’s acquisition of a business plan and concept discussed in Item 8.01 below. The obligations were converted at a ratio of $0.005 per share of underlying common stock as determined by the Board of Directors of the Company. As part of its determination of the conversion ratio, the Board considered the current lack of liquidity in the trading of the Company’s common stock. The Company relied upon exemptions provided for in Sections 4(2) and 4(6) of the Securities Act including Regulation D promulgated thereunder based on the employee’s and Ms. Rice’s knowledge of our operations and financial condition and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

Item 5.01	Changes in Control of Registrant

As a result of acquiring the Series A Preferred Stock described in Item 3.02 above, and in addition to her previously acquired common stock, Ms. Rice, our Chief Executive Officer and a director of the Company, has voting control of approximately 28% of our common stock. The Series A Preferred Stock was issued to Ms. Rice in exchange for advances (including interest) made to the Company, along with accrued compensation owed to Ms. Rice by the Company under the terms of her employment agreement, in the aggregate amount of $244,640 and for other good and valuable consideration as discussed in Item 8.01 below.

As a result of acquiring the Series A Preferred Stock described in Item 3.02 above, Ms. Kawas, has voting control of approximately 24% of our common stock. The Series A Preferred Stock was issued to Ms. Kawas in exchange for accrued compensation in the amount of $230,905.

Common Stock

The following table identifies, as of December 8, 2008, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns or controls more than 5% of the outstanding common stock; (ii) each officer and director; and (iii) officers and directors of the Company as a group. Except as otherwise indicated, the address of each party is the address of the Company. The following is based on 90,572,270 shares of common stock issued and outstanding as of December 8, 2008:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Melissa K. Rice (1)	167,500	*
Common	Patrice Kawas (2)	—	—
Common	Reno R. Rolle (3)	3,425,000	3.78%
Common	C. Michael Graub (4)	4,750,000	5.24%

	officers and directors as a group (2 individuals)	3,592,500	3.97%

*	less than 1%
(1)	Does not include 53,427,996 shares of common stock Ms. Rice is entitled to receive upon conversion of Series A Preferred Stock.

(2)	Does not include 46,180,992 shares of common Ms. Kawas is entitled to receive upon conversion of Series A Preferred Stock.
(3)	Mr. Rolle became a director of the Company on December 3, 2008 and is entitled to receive 750,000 shares of common stock annually as compensation for his services as director. Mr. Rolle, as a 53.5% partner of Synergy I.P. Group, LLC, is also entitled to receive an aggregate of 2,675,000 options to purchase common stock of the Company pursuant a May 2008 manufacturing and marketing agreement between Synergy I.P. Group, LLC and the Company. Of the 2,675,000 options, 535,000 options vested in May 2008 and may be exercised at $0.05 per share; 1,070,000 options vest upon satisfaction of performance benchmarks in connection with manufacturing and marketing agreement at an exercise price of $0.12 per shares; and the balance of 1,070,000 options vest upon satisfaction of further performance benchmarks at an exercise price of $0.25 per share. As of the date of this Information Statement, neither Synergy nor Mr. Rolle have exercised any options. Mr. Rolle disclaims beneficial ownership in and to the aggregate 2,325,000 options that may be acquired by the other partners of Synergy.
(4)	5750 Glen Eagles Drive, W. Bloomfield, MI 48323-2202

Preferred Stock

The following table identifies, as of December 8, 2008, the number and percentage of issued and outstanding shares of preferred stock of the Company:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series A Preferred	Melissa K. Rice (1)(2)	4,452,333	53.64%
Series A Preferred	Patrice Kawas (1)(3)	3,848,416	46.36%

	officers and directors as a group (1 individual)	4,452,333	53.64%

(1)	Each share of Series A Preferred Stock carries twelve votes on matters submitted to shareholders for voting purposes and is convertible into twelve shares of the Company’s common stock at such time as the Company files an amendment to its articles of incorporation to increase its authorized capital.
(2)	Ms. Rice, our Chief Executive Officer and a director of the Company, received 4,077,333 shares of Series A Preferred Stock as full and complete satisfaction of accrued compensation and advances (including interest) made to the Company in the aggregate amount of $244,640; and 375,000 shares as consideration for the business plan and concept of Medico Express.
(3)	Ms. Kawas, an employee of the Company, received 3,848,416 shares of Series A Preferred Stock, as full and complete satisfaction for accrued compensation in the amount of $230,905.

Voting Control

The following table identifies, as of December 8, 2008, the voting control of issued and outstanding shares of common stock beneficially owned and Series A Preferred Stock of the Company. Each share of Series A Preferred Stock carries twelve votes and is convertible into twelve shares of the Company’s common stock (an aggregate of 99,608,988 shares) at such time as the Company files an amendment to its articles of incorporation to increase its authorized capital.

Name and Address of Beneficial Owner	No. Votes	Percent Voting Control (Series A Preferred and Common Voting Together)
Melissa K. Rice (1)	53,595,496	28.18%
Patrice Kawas (2)	46,180,992	24.28%
Reno R. Rolle (3)	3,425,000	1.80%
C. Michael Graub	4,750,000	2.50%

officers and directors as a group (2 individuals)	57,020,496	29.98%

(1)	Includes 167,500 shares of common stock owned directly by Ms. Rice and 53,427,996 shares of common stock underlying 4,452,333 shares of Series A Preferred Stock which carry twelve votes on matters submitted to shareholders.
(2)	Consists of shares of common stock underlying 3,848,416 shares of Series A Preferred Stock which carry twelve votes on matters submitted to shareholders.
(3)	Consists of 750,000 shares of common stock Mr. Rolle is entitled to receive as compensation for his services as director and an aggregate of 2,675,000 shares of common stock underlying options Mr. Rolle is entitled to receive as a 53.5% partner of Synergy I.P. Group, LLC, pursuant to a May 2008 manufacturing and marketing agreement between Synergy I.P. Group, LLC and the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The Articles of Incorporation of the Company authorize the issuance of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, and further authorizes the Board of Directors of the Company to fix and determine the designation, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On December 8, 2008, the Board of Directors unanimously approved, and on December 10, 2008, the Company filed with the Florida Secretary of State, an Amendment to Articles of Incorporation to designate the rights and preferences relating to 8,300,750 shares of preferred stock, with a stated value of $0.0001 per share. As set forth in the Amendment, holders of the Series A Preferred Stock are not entitled to dividends, a liquidation preference, registration rights or rights of redemption. Holders of the Series A Preferred Stock are entitled to cast twelve votes for each share of Series A Preferred Stock on all matters presented to the shareholders of the Company for shareholder vote which shall vote along with holders of the Company’s Common Stock on such matters.

Upon the filing of an amendment to the Company’s Articles of Incorporation, which, once effective, makes available a sufficient number of authorized but unissued and unreserved shares of common stock to permit all then outstanding shares of Series A Preferred Stock to be converted, then the holders of shares of the Series A Preferred Stock shall convert their shares into fully paid and non-assessable shares of common stock at the rate of twelve shares of common stock for each share of Series A Preferred Stock subject to anti-dilution in the event of the subdivision, combination or consolidation by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of common stock. In such event the conversion rate shall be adjusted by multiplying the conversion rate by a fraction (x) the numerator of which is the total number of shares of common stock issued and outstanding immediately after the time of such subdivision, combination or consolidation, and (y) the denominator of which is the total number of shares of common stock issued and outstanding immediately prior to such subdivision, combination or consolidation.

In the event of any capital reorganization, merger or any reclassification of the stock of the Company (other than solely as a result of a stock dividend or subdivision, split-up or combination of shares), the conversion rate shall be proportionately adjusted so that the shares of the Series A Preferred Stock shall be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which such holder would have been entitled if the holder had converted immediately prior to such reorganization or reclassification.

A copy of the Amendment to the Articles of Incorporation, as filed with the Florida Secretary of State on December 10, 2008, is filed as an exhibit to our Current Report on Form 8-K filed on December 12, 2008. All disclosures set forth in this Amendment No. 1 on Form 8-K are qualified by and subject to the rights, preferences and designations set forth in the Amendment to the Articles of Incorporation.

Item 8.01	Other Events

On December 8, 2008, our Board of Directors ratified the acquisition of a business plan and concept known as “Medico Direct” that was developed separately and distinctly from the business and operations of the Company by Melissa K. Rice, our Chief Executive Officer and a director of the Company, prior to her employment with the Company. Prior to her association with the Company, Ms. Rice redefined a business opportunity of a failed business previously conducted by a company with which Ms. Rice had been associated. Ms. Rice and Reno R. Rolle, as the sole disinterested director of the Company, acknowledged the interests and potential conflict of interest of Ms. Rice. The determination by the directors to acquire the concept and business plan from Ms. Rice was made in the context of a need to diversify the type of product offerings of the Company at what management believes is on terms that are fair and reasonable to the Company and its shareholders. The factors considered by the directors were as follows:

•

Need to expand product lines. The Company currently has a limited number of active product lines and is actively seeking to expand the number and variety of products and services offered by the Company.

•	Viability of Medico business plan. It is believed that the business plan is viable and that Medico’s services and products can be sold using the same platform as used by the Company.

•	Knowledge and expertise of Ms. Rice. It is acknowledged that Ms. Rice has the knowledge and expertise to devote a portion of her time to implement the business plan.

•

Need for additional financing. To facilitate the business plan, additional financing will be needed separate and apart from the Company’s present needs and sources of financing. The directors also believe that financing for Medico Express will be available from sources that would not otherwise provide financing to the Company.

•

Regulated business. Unlike the Company’s present business model, Medico Express is subject to federal and state regulation and, as such, will require special compliance and management skills and needs.

•	Possibility of ultimate sale or spin off. Given the nature of its business, the Medico business needs to be a separate line with its own identify and business purpose.

•

Fairness of the terms of the acquisition. As consideration in lieu of cash, the Company authorized the issuance of (i) 4,500,000 shares of common stock of the Company or shares of preferred stock convertible into such number of shares; and (ii) 2,000,000 shares of preferred stock of the subsidiary which upon conversion will be equal to 20% of the issued and outstanding common stock of the subsidiary, on a fully diluted basis, to Ms. Rice and other parties for services rendered in connection with the development of the concept and Business Plan of Medico prior to the Company’s acquisition.

The Board believes that granting shares of the Company’s Series A Preferred Stock to Ms. Rice and a minority interest in the subsidiary to Ms. Rice and her assigns is fair and reasonable consideration based on (i) the fit of Medico Express into the present product line and sales activities of the Company; (ii) the nominal outlay of cash required by the Company to acquire and implement the business plan; and (iii) the potential value of the Medico Express services and products which management believes will increase the Company’s profitability.

As majority shareholder of the subsidiary, the Company has appointed Ms. Rice to serve as the initial director and president of Medico. As a condition to the willingness of the Company to acquire the rights to the concept and business plan from Ms. Rice, Ms. Rice assigned to the Company any and all of her rights in and to the concept, business plan and operations of Medico and released the Company from any claims arising from any and all matters related to the development of the concept and business plan of Medico.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation to Designate the Rights, Preferences and Obligations of Series A Preferred Stock, as filed with the Florida Secretary of State on December 10, 2008.*

*	Incorporated by reference from the Company’s Current Report on Form 8-K, filed December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2009	DYNAMIC RESPONSE GROUP, INC

/s/ Melissa K. Rice
Melissa K. Rice
Chief Executive Officer